Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(126,885,355)
Unrealized Gain (Loss) on Market Value of Futures	96,210,753
Dividend Income	7,183
Interest Income	13,168
ETF Transaction Fees	15,000
Total Income (Loss)	$(30,639,251)

Expenses
General Partner Management Fees	$336,494
Brokerage Commissions	181,138
Professional Fees	113,306
SEC & FINRA Registration Expense	25,214
NYMEX License Fee	8,412
Prepaid Insurance Expense	7,798
Non-interested Directors' Fees and Expenses	5,605
Total Expenses	$677,967
Net Income (Loss)	$(31,317,218)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$650,353,579
Additions (6,800,000 Shares)	100,277,149
Withdrawals (9,400,000 Shares)	(144,379,010)
Net Income (Loss)	(31,317,218)

Net Asset Value End of Month	$574,934,500
Net Asset Value Per Share (41,866,476 Shares)	$13.73

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612